UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2006
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts	02142

(Address of Principal Executive Offices)	(Zip Code)
(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1 Agreement and Plan of Merger dated April 3, 2006
EX-10.1 Form of Voting Agreement dated April 3, 2006
EX-99.1 Joint Press Release dated April 3, 2006

Item 1.01. Entry into a Material Definitive Agreement.
     On April 3, 2006, EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (“Predix”), and EPIX Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Predix will be merged with and into Merger Sub (the “Merger”), with Merger Sub continuing after the Merger as the surviving corporation. At the effective time of the Merger, each outstanding share of Predix’s capital stock will be converted into the right to receive 1.248509 fully paid and non-assessable shares of common stock of the Company. All outstanding options under Predix’s stock plans and warrants to purchase Predix capital stock will be assumed by the Company. In addition, the Predix stockholders, option holders and warrant holders will be entitled to receive an additional milestone payment of $35 million upon the achievement of certain clinical or strategic milestones by June 30, 2008, which is payable in cash, additional shares of the Company’s common stock or a combination thereof. In no event will the number of shares of the Company’s common stock issuable in connection with the Merger, including as a result of the milestone payment, when combined with any shares issued or issuable upon the Predix options and warrants assumed by the Company, exceed 49.99% of the Company’s outstanding shares, on a pro forma basis, at the time of such issuance.
     The Merger Agreement has been unanimously approved by the Company’s Board of Directors. The transactions contemplated by the Merger Agreement are subject to approval by both the stockholders of the Company and Predix. The transactions contemplated by the Merger Agreement are also subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other closing conditions set forth in the Merger Agreement. The Merger is expected to close as soon as practicable following approval by the stockholders of the Company and Predix.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     In connection with the execution of the Merger Agreement, certain stockholders of Predix executed agreements with the Company to vote their shares of Predix’s capital stock in favor of the Merger Agreement and against a defined category of competing proposals to acquire Predix (the “Voting Agreements”). The shares subject to the Voting Agreements represent in the aggregate approximately 40% of the outstanding voting shares of Predix. If the Merger Agreement is terminated for any reason, the Voting Agreements will also terminate. The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the for of the Voting Agreements, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The Company intends to file a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed Merger. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed Merger when it becomes available because it contains important information about the Company, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus will be sent to stockholders of the Company and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc. 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: info@predixpharm.com.
The Company and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the Merger Agreement and the transactions associated with the Merger. A description of any interests that the Company and Predix directors and executive officers have in the Merger will be included in the registration statement containing the proxy statement/prospectus that will be filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding the Company’s executive officers and directors is also available in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 29, 2005. You can obtain free copies of these documents using the contact information above.
Item 8.01. Other Events.
Reference is made to the Company’s and Predix’s joint press release dated April 3, 2006 announcing the companies entering into the Merger Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “ expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the merger, failure of the Company’s or Predix’s stockholders to approve the Merger; the Company’s or Predix’s inability to satisfy the conditions of the Merger; the risk that the Company’s and Predix’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks associated with Predix’s new and uncertain technology; risks of the development of competing systems; risks related to the combined company’s ability to protect its proprietary technologies; risks related to patent-infringement claims; risks of new, changing and competitive technologies and regulations in the U.S. and internationally; and other events and factors disclosed previously and from time to time in the Company’s filings with the Securities and exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company disclaims any obligation to update any forward-looking statements after the date of this document.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are furnished with this report:

Exhibit Number	Description
2.1*	Agreement and Plan Merger dated as of April 3, 2006 by and among the Company, EPIX Delaware, Inc. and Predix Pharmaceuticals Holdings, Inc.

10.1	Form of Voting Agreement dated as April 3, 2006 entered into between the Company and certain stockholders of Predix Pharmaceuticals Holdings, Inc.

99.1	Joint Press Release dated April 3, 2006

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.
(Registrant)

Date: April 3, 2006	/s/ Michael J. Astrue

Michael J. Astrue
Interim Chief Executive Officer